UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Change in Principal Accounting Officer

On November 5, 2019, as described in more detail below, the Board of Directors of NCR Corporation (the “Company”) voted on and approved the appointment of Beth Potter as the Chief Accounting Officer of the Company. In this role, she will serve as the Company’s principal accounting officer. Andre Fernandez, who previously served as the Company’s principal accounting officer through November 4, 2019, will continue to serve as the Company’s Executive Vice President and Chief Financial Officer. Ms. Potter will continue to report to Mr. Fernandez.

(c)    Appointment of Principal Accounting Officer

On November 5, 2019, the Board of Directors of the Company voted on and approved the appointment of Beth Potter as the Chief Accounting Officer of the Company effective as of that date. In this role, she will serve as the Company’s principal accounting officer.

Ms. Potter has served as the Company’s Corporate Controller since 2011 and will continue to serve in that role.

There is no arrangement or understanding between Ms. Potter and any other persons pursuant to which Ms. Potter was selected as an officer, and Ms. Potter does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Ms. Potter and any director, executive officer or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: November 8, 2019	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary